MTBC Reports Full Year and Fourth Quarter 2016 Results and Provides Guidance

Company Reports 65% Quarterly Revenue Growth

Fourth Quarter 2016 Financial Results:

●	Revenue of $8.8 million for fourth quarter 2016, 65% growth over fourth quarter 2015

●	GAAP net loss of $4.0 million, or $0.42 per share

●	Non-GAAP adjusted net income of ($1.3 million), or ($0.12) per share for the quarter

●	Adjusted EBITDA of ($814,000) or (9.2%) of revenue for the quarter

Full Year 2016 Financial Results:

●	Revenue of $24.5 million for the year, 6% growth over 2015

●	GAAP net loss of $8.8 million, or $0.95 per share

●	Non-GAAP adjusted net income of ($2.0 million) or ($0.19) per share for the year

●	Adjusted EBITDA of ($605,000) or (2.5%) of revenue for the year

SOMERSET, N.J. — (Marketwired) — March 31, 2017 - Medical Transcription Billing, Corp. (NASDAQ: MTBC) (NASDAQ: MTBCP), a leading provider of proprietary, cloud-based electronic health records, practice management and mHealth solutions, today announces financial and operational results for fiscal year 2016 and fourth quarter 2016 and provides a review of its most recent and largest acquisition to-date. We will conduct a conference call later today, Friday, March 31, 2017, at 8:30 a.m. Eastern Time to discuss these results and management’s outlook for future financial and operational performance.

“We are pleased to announce 65% revenue growth over the fourth quarter of 2015 as well as 65% growth over the third quarter of 2016, and our third consecutive quarter of quarter-over-quarter revenue growth,” says Mahmud Haq, MTBC’s Chairman and CEO. He continued, “We are greatly encouraged by the growth opportunities provided by our recent acquisition and look forward to delivering strong revenue and EBITDA growth in 2017.”

As previously announced, on October 3, 2016 MTBC achieved a corporate milestone in its acquisition of substantially all of the assets of MediGain, LLC, a Texas-based medical billing company, and its subsidiary, Millennium Practice Management, LLC, a New Jersey-based medical billing company (together, “MediGain”). Expected to be accretive to shareholders in 2017, the acquisition reflects the strategic nature of MTBC’s acquisition-based growth strategy.

Fourth quarter 2016 financial results

Revenues for three months ended December 31, 2016 were $8.8 million, compared to $5.4 million in the same period last year, which represents 65% revenue growth over the fourth quarter of 2015. The increase was primarily a result of the MediGain acquisition, which occurred on October 3, 2016.

The fourth quarter 2016 GAAP net loss was $4.0 million, or 46% of net revenue, compared to a GAAP net loss of $802,000 for the same period last year. The increase in the net loss is primarily the result of planned, short-term increases in operating expenses related to the acquisition and integration of MediGain. According to Bill Korn, Chief Financial Officer, “Fourth quarter revenue increased by $3.5 million or 65%, while direct operating costs increased from $2.4 million in the fourth quarter 2015 to $6.1 million in the fourth quarter 2016, and general and administrative expenses increased from $2.6 million to $4.3 million.”

“On October 3, 2016, the day we purchased MediGain, we began reducing expenses. For example, MediGain’s four subcontractor firms represented $750,000 of the fourth quarter 2016 direct operating expense, and as of today, we have transitioned all work from these subcontractor firms to our employees. These transitions significantly reduced our operating expense, while improving performance. We have also been deploying our experienced team and technology to reduce personnel and related operating expense. Finally, we have reduced the facilities costs associated with MediGain by approximately 70%.”

The GAAP net loss for fourth quarter was $0.42 per share, calculated using the net loss attributable to common shareholders divided by the weighted average number of common shares outstanding.

Non-GAAP adjusted net income of fourth quarter was ($1.3 million), or ($0.12) per share, compared to the non-GAAP adjusted net income of $121,000 in the same period last year. Non-GAAP adjusted net income per share is calculated using the end-of-period common shares outstanding, including shares which are part of contingent consideration.

Adjusted EBITDA for the fourth quarter was ($814,000) or (9.2%) of revenue, compared to adjusted EBITDA of $312,000, or 5.8% of revenue, in the same period last year.

Full year 2016 financial results

MTBC’s revenues for the year ended December 31, 2016 were $24.5 million, compared to $23.1 million last year, an increase of 6%.

GAAP net loss for the year ended December 31, 2016 was $8.8 million, 36% of net revenue, or $0.95 per share, compared to a GAAP net loss of $4.7 million last year. The net loss for 2016 includes $5.1 million of non-cash depreciation and amortization expense, primarily the result of amortizing purchased intangible assets.

The increase in the net loss is primarily the result of an increase in operating expenses due to the acquisition of MediGain during the fourth quarter of 2016.

Non-GAAP adjusted net income for the year ended December 31, 2016 was ($2.0 million), or ($0.19) per share, compared to the non-GAAP adjusted net income of ($1.4 million) last year.

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Adjusted EBITDA for the year ended December 31, 2016 was ($605,000), or (2.5%) of revenue, compared to adjusted EBITDA of ($675,000), or (2.9%) of revenue, last year.

“The difference of $8.2 million between adjusted EBITDA and the GAAP net loss in the year 2016 reflects $5.1 million of non-cash amortization and depreciation expense, $1.9 million of stock-based compensation, $1.0 million of integration and transaction costs related to recent acquisitions, $197,000 of provision for taxes, and $646,000 of net interest expense, offset by a $716,000 decrease in the contingent consideration liability,” says Bill Korn. Management believes that our non-GAAP metrics are closer to reflecting our cash flow, and we will focus on driving positive adjusted EBITDA during 2017.

2017 Full Year Guidance

MTBC is providing the following forward-looking guidance for the fiscal year ending December 31, 2017:

For the Fiscal Year Ending December 31, 2017 Forward-Looking Guidance
Revenue	$30 – $31 million
Adjusted EBITDA	$2.0 – $2.5 million

The company anticipates full year 2017 revenue of approximately $30 to $31 million, which represents growth of 22% to 27% over 2016 revenue. We expect adjusted EBITDA to be $2.0 to $2.5 million for full year 2017, anticipating that the first quarter will be slightly negative due to planned integration expenses but each successive quarter will be positive and reflect growth.

Cash Balance and Liquidity

As of December 31, 2016, the Company had $3.5 million in cash and a working capital deficiency of approximately $7.4 million. At year end, the Company’s stockholders’ equity was approximately $7.1 million and its accumulated deficit was approximately $17.9 million. In order to satisfy its existing obligations, the Company believes additional funding will be necessary, which might be in the form of sales of additional shares of its Series A Preferred Stock, its common stock, or some other instrument. The Company may in the future seek additional capital from public or private offerings of its capital stock or it may elect to borrow additional amounts under new credit lines or from other sources. If the Company issues equity or debt securities to raise additional funds, its existing stockholders may experience dilution, it may incur significant financing costs, and the new equity or debt securities may have rights, preferences and privileges senior to those of its existing stockholders.

Management concluded that without additional financing there was substantial doubt about the Company’s ability to continue as a going concern within twelve months after the date the financial statements were issued. The audit report included in the Company’s Annual Report on Form 10-K will contain a going concern emphasis-of-matter paragraph.

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Conference Call Information

MTBC management will host a conference call at 8:30 a.m. EDT on Friday, March 31, 2017, to discuss the annual results of 2016. The conference call will be accessible by dialing 844-802-2438, or 412-317-5131 for international callers, and referencing “MTBC Fourth Quarter 2016 Earnings Call.” An audio webcast of the call will be available live and archived on MTBC’s investor relations website at ir.mtbc.com.

A replay of the conference call will be available approximately one hour after conclusion of the call and will be accessible through June 30, 2017. The replay can be accessed by dialing 877-344-7529, or 412-317-0088 for international callers, and providing access code 10103771.

About MTBC

MTBC is a healthcare information technology company that provides a fully integrated suite of proprietary web-based solutions, together with related business services, to healthcare providers practicing in ambulatory care settings. Our integrated Software-as-a-Service (or SaaS) platform helps our customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. MTBC’s common stock trades on the NASDAQ Capital Market under the ticker symbol “MTBC,” and its Series A Preferred Stock trades on the NASDAQ Capital Market under the ticker symbol “MTBCP.”

For additional information, please visit our website at www.mtbc.com.

Follow MTBC on Twitter, LinkedIn and Facebook.

Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our web site at ir.mtbc.com.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

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Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to: the Company’s ability to manage growth; integrate acquisitions; effectively migrate and keep newly acquired customers and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

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MEDICAL TRANSCRIPTION BILLING, CORP.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2016 AND 2015

	2016	2015

ASSETS
CURRENT ASSETS:
Cash	$3,476,880	$8,039,562
Accounts receivable - net of allowance for doubtful accounts of $156,000 and $250,000 at December 31, 2016 and December 31, 2015, respectively	4,330,901	2,211,979
Current assets - related party	13,200	13,200
Prepaid expenses and other current assets	618,501	621,492
Total current assets	8,439,482	10,886,233
Property and equipment - net	1,588,937	1,372,283
Intangible assets - net	5,833,706	5,379,404
Goodwill	12,178,868	8,971,994
Other assets	282,713	66,984
TOTAL ASSETS	$28,323,706	$26,676,898
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,905,131	$370,441
Accrued compensation	2,009,911	627,450
Accrued expenses	1,236,609	650,221
Deferred rent (current portion)	61,437	37,987
Deferred revenue (current portion)	41,666	73,520
Accrued liability to related party	16,626	10,700
Borrowings under line of credit	2,000,000	2,000,000
Current portion of long-term debt	2,666,667	500,000
Notes payable - other (current portion)	5,181,459	582,023
Contingent consideration (current portion)	535,477	746,560
Dividend payable	202,579	159,236
Total current liabilities	15,857,562	5,758,138
Long - term debt, net of discount and debt issuance costs	4,033,668	4,836,384
Notes payable - other	166,184	66,539
Deferred rent	433,186	490,588
Deferred revenue	26,673	36,082
Contingent consideration	394,072	425,948
Deferred tax liability	345,530	171,269
Total liabilities	21,256,875	11,784,948
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Preferred stock, par value $0.001 per share - authorized 2,000,000 and 1,000,000 shares at December 31, 2016 and December 31, 2015, respectively; issued and outstanding 294,656 and 231,616 shares at December 31, 2016 and December 31, 2015, respectively	295	232
Common stock, $0.001 par value - authorized 19,000,000 shares; issued 10,792,352 and 10,345,351 shares at December 31, 2016 and December 31, 2015, respectively; outstanding, 10,051,553 and 10,244,013 shares at December 31, 2016 and December 31, 2015, respectively	10,793	10,346
Additional paid-in capital	26,038,063	24,549,889
Accumulated deficit	(17,944,230)	(9,147,507)
Accumulated other comprehensive loss	(376,090)	(398,979)
Less: 740,799 and 101,338 common shares held in treasury, at cost at December 31, 2016 and December 31, 2015, respectively	(662,000)	(122,031)
Total shareholders' equity	7,066,831	14,891,950
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$28,323,706	$26,676,898

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MEDICAL TRANSCRIPTION BILLING, CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	2016	2015
NET REVENUE	$24,493,443	$23,079,850
OPERATING EXPENSES:
Direct operating costs	13,416,627	11,630,070
Selling and marketing	1,224,243	467,446
General and administrative	12,458,820	11,969,177
Research and development	902,186	659,176
Change in contingent consideration	(715,495)	(1,786,367)
Depreciation and amortization	5,108,035	4,598,610
Total operating expenses	32,394,416	27,538,112
OPERATING LOSS	(7,900,973)	(4,458,262)
OTHER:
Interest income	36,411	26,795
Interest expense	(682,083)	(288,406)
Other (expense) income - net	(53,276)	170,281
LOSS BEFORE INCOME TAXES	(8,599,921)	(4,549,592)
Income tax provision	196,802	137,786
NET LOSS	$(8,796,723)	$(4,687,378)

Preferred stock dividend	752,525	207,007
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(9,549,248)	$(4,894,385)
Loss per common share:
Basic and diluted loss per share	$(0.95)	$(0.50)
Weighted-average basic and diluted shares outstanding	10,036,988	9,732,806

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MEDICAL TRANSCRIPTION BILLING, CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	2016	2015
OPERATING ACTIVITIES:
Net loss	$(8,796,723)	$(4,687,378)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,108,035	4,598,610
Deferred rent	(33,951)	(11,362)
Deferred revenue	(41,263)	(28,664)
Deferred income taxes	174,261	171,269
Provision for doubtful accounts	291,465	275,218
Foreign exchange loss (gain)	92,160	(157,261)
Interest accretion on debt	200,157	50,759
Stock-based compensation expense	1,877,815	628,792
Change in contingent consideration	(715,495)	(1,786,367)
Changes in operating assets and liabilities:
Accounts receivable	(456,468)	520,121
Other assets	323,117	233,144
Accounts payable and other liabilities	1,079,048	(1,689,662)
Net cash used in operating activities	(897,842)	(1,882,781)
INVESTING ACTIVITIES:
Capital expenditures	(463,399)	(421,858)
Cash paid for acquisitions	(3,370,083)	(180,565)
Net cash used in investing activities	(3,833,482)	(602,423)
FINANCING ACTIVITIES:
Contingent consideration payments	(190,831)	-
Proceeds from note payable to majority shareholder	-	410,000
Repayments of note payable to majority shareholder	-	(880,089)
Proceeds from long term debt, net of costs	1,908,141	5,489,625
Repayments of debt obligations	(1,389,082)	(810,924)
Proceeds from issuance of preferred stock, net of costs	1,270,528	4,679,196
Proceeds from line of credit	6,000,000	11,463,766
Repayments of line of credit	(6,000,000)	(10,678,766)
Registration statement and bank costs	(186,123)	-
Preferred stock dividends paid	(709,182)	(47,771)
Purchase of common shares	(546,145)	(122,031)
Net cash provided by financing activities	157,306	9,503,006
EFFECT OF EXCHANGE RATE CHANGES ON CASH	11,336	(26,900)
NET (DECREASE) INCREASE IN CASH	(4,562,682)	6,990,902
CASH - Beginning of the period	8,039,562	1,048,660
CASH - End of period	$3,476,880	$8,039,562
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Acquisition through issuance of promissory notes	$5,000,000	$375,000
Vehicle financing obtained	$222,214	$30,442
Contingent consideration resulting from acquisitions	$678,367	$888,527
Dividends declared, not paid	$202,579	$159,236
Purchase of prepaid insurance through assumption of note	$313,577	$374,785
SUPPLEMENTAL INFORMATION - Cash paid during the period for:
Income taxes	$52,462	$9,759
Interest	$451,526	$256,269

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO COMPARABLE GAAP MEASURES

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA

Set forth below is a reconciliation of our “adjusted EBITDA” to our GAAP net loss.

	Years Ended
	December 31,
	2016	2015
	($ in thousands)
Net revenue	$24,493	$23,080

GAAP net loss	$(8,797)	$(4,688)

Provision for income taxes	197	138
Net interest expense	646	262
Other expense (income) - net	53	(170)
Stock-based compensation expense	1,928	629
Depreciation and amortization	5,108	4,599
Integration and transaction costs	976	341
Change in contingent consideration	(716)	(1,786)
Adjusted EBITDA	$(605)	$(675)

Non-GAAP Adjusted Net Income

Set forth below is a reconciliation of our non-GAAP “adjusted net income” and non-GAAP “adjusted net income per share” to our GAAP net loss and GAAP net loss per share.

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	Years Ended
	December 31,
	2016	2015
	($ in thousands)
GAAP net loss	$(8,797)	$(4,687)

Other expense (income) - net	53	(170)
Stock-based compensation expense	1,928	629
Amortization of purchased intangible assets	4,397	4,118
Integration and transaction costs	976	342
Change in contingent consideration	(715)	(1,786)
Income tax expense related to goodwill	174	171
Non-GAAP adjusted net income	$(1,984)	$(1,383)

For purposes of determining non-GAAP adjusted net income per share, we used the number of common shares outstanding on December 31, 2016 and 2015 including the shares which were issued but are considered contingent consideration, in order to provide insight into results considering the total number of shares which were issued at the time of the acquisitions.

	Years Ended
	December 31,
	2016	2015
GAAP net loss per share	$(0.95)	$(0.50)

GAAP net loss per end-of-period share	(0.85)	(0.43)
Other expense (income) - net	0.01	(0.02)
Stock-based compensation expense	0.19	0.06
Amortization of purchased intangible assets	0.42	0.38
Integration and transaction costs	0.09	0.03
Change in contingent consideration	(0.07)	(0.17)
Income tax expense related to goodwill	0.02	0.02
Non-GAAP adjusted net income per share	$(0.19)	$(0.13)

End-of-period shares	10,300,178	10,797,486

	Years Ended
	December 31,
	2016	2015
Basic shares outstanding	10,051,553	10,244,013
Shares recorded as contingent consideration	248,625	553,473
End-of-period shares	10,300,178	10,797,486

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Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of MTBC and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

Management uses adjusted EBITDA and non-GAAP adjusted net income to provide an understanding of aspects of operating results before the impact of investing and financing charges and income taxes. Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because this measure excludes non-cash expenses as well as expenses pertaining to investing or financing transactions. Management defines “adjusted EBITDA” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other (income) expense, stock-based compensation expense, depreciation and amortization, amortization of purchased intangible assets, integration costs, transaction costs, and changes in contingent consideration.

Management defines “non-GAAP adjusted net income” as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, other (income) expense, transaction costs, integration costs, changes in contingent consideration, any tax impact related to these preceding items and income tax expense related to goodwill, and “non-GAAP adjusted net income per share” as non-GAAP adjusted net income divided by common shares outstanding at the end of the period, including the shares which were issued but are subject to forfeiture and considered contingent consideration. Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

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Other (income) expense – net. Other (income) expense is excluded because foreign currency gains and losses, whether realized or unrealized, and other non-operating expenses are non-cash expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are unrelated to our performance during the period in which the gains and losses are realized.

Stock-based compensation expense. Stock-based compensation expense is excluded because this is primarily a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred. Stock-based compensation expense includes customer incentives paid in stock and related fees, as well as cash-settled awards based on changes in the stock price.

Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Transaction costs. Transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and other upfront costs related to specific transactions. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Integration costs. Integration costs are severance payments for certain employees relating to our acquisitions and exit costs related to terminating leases and other contractual agreements. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Changes in contingent consideration. Contingent consideration represents the amount payable to the sellers of the acquired businesses based on the achievement of defined performance measures contained in the purchase agreements. Contingent consideration is adjusted to fair value at the end of each reporting period, and changes arise from changes in MTBC’s stock price as well as changes in the forecasted revenues of the acquired businesses.

Tax expense related to goodwill. Income tax expense resulting from the amortization of goodwill related to our acquisitions represents a charge to record the tax expense resulting from amortizing goodwill over 15 years for tax purposes. Goodwill is not amortized for GAAP reporting. This expense is not anticipated to result in a cash payment.

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Disclaimer:

This press release is for information purposes only, and does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

SOURCE MTBC

Investor and Media Contact:

Christine J. Petraglia

Managing Director

PCG Advisory Group

christine@pcgadvisory.com

646-731-9817

Company Contact:

Bill Korn

Chief Financial Officer

Medical Transcription Billing, Corp.

bkorn@mtbc.com

732-873-5133

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